                                                                    EXHIBIT 99.3

                      ENHANCE FINANCIAL SERVICES GROUP INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                       (In thousands except share amounts)



                                                                                September 30, 2000   December 31, 1999
                                                                                ------------------   -----------------
                                                                                   (unaudited)
ASSETS
   Investments:
     Fixed maturities, held to maturity, at amortized cost (market value
       $160,904 and $181,474)                                                      $   157,202           $   177,607
     Fixed maturities, available for sale, at market (amortized cost $819,406
       and $778,751)                                                                   813,934               745,963
     Other invested assets                                                              11,055                10,935
     Common stock, at market (cost $498)                                                   839                   839
     Short-term investments                                                             87,449                34,657
                                                                                   -----------           -----------
   Total Investments                                                                 1,070,479               970,001
   Cash and cash equivalents                                                             1,562                 2,558
   Accrued interest receivable                                                          13,694                18,977
   Investment in affiliates                                                            139,938               108,001
   Premiums receivable                                                                  15,248                22,959
   Furniture, fixtures and equipment                                                     8,342                10,206
   Deferred policy acquisition costs                                                   126,270               119,213
   Federal income taxes recoverable                                                      6,073                 6,713
   Prepaid federal income tax                                                           24,709                24,797
   Deferred income taxes - net                                                          67,634                68,587
   Prepaid reinsurance premiums                                                          6,663                 8,772
   Reinsurance recoverable on unpaid losses                                                264                 2,286
   Receivable from affiliates                                                            1,316                 1,170
   Goodwill                                                                                 --                24,196
                                                                                   -----------           -----------
   Other assets                                                                         71,440                65,496
                                                                                   -----------           -----------
TOTAL ASSETS                                                                       $ 1,553,632           $ 1,453,932
                                                                                   ===========           ===========

LIABILITIES, DEFERRED CREDIT AND SHAREHOLDERS' EQUITY
LIABILITIES
   Losses and loss adjustment expenses                                             $    66,087           $    51,970
   Reinsurance payable on paid losses and loss adjustment expenses                       6,797                 8,997
   Deferred premium revenue                                                            355,342               346,088
   Accrued profit commissions                                                            2,814                 2,554
   Long-term debt                                                                       75,000                75,000
   Short-term debt                                                                     174,382               113,941
   Payable to affiliates                                                                 5,230                    --
   Accrued expenses and other liabilities                                               44,915                41,078
                                                                                   -----------           -----------

TOTAL LIABILITIES                                                                      730,567               639,628
                                                                                   -----------           -----------
DEFERRED CREDIT                                                                        122,250               138,000
                                                                                   -----------           -----------
SHAREHOLDERS' EQUITY
   Common stock-$.10 par value, Authorized-100,000,000 shares,
     issued-40,158,025 and 40,007,404 shares                                             4,016                 4,001
   Additional paid-in capital                                                          254,763               253,109
   Retained earnings                                                                   480,688               477,715
   Accumulated other comprehensive loss                                                 (6,066)              (25,935)
   Treasury stock                                                                      (32,586)              (32,586)
                                                                                   -----------           -----------

TOTAL SHAREHOLDERS' EQUITY                                                             700,815               676,304
                                                                                   -----------           -----------
TOTAL LIABILITIES, DEFERRED CREDIT AND SHAREHOLDERS' EQUITY                        $ 1,553,632           $ 1,453,932
                                                                                   ===========           ===========

            See notes to unaudited consolidated financial statements.

                      ENHANCE FINANCIAL SERVICES GROUP INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands except per share amounts)
                                   (unaudited)


                                                         Three Months Ended        Nine Months Ended
                                                           September 30,              September 30,
                                                           -------------              -------------
                                                         2000         1999         2000         1999
                                                         ----         ----         ----         ----
REVENUES
   Net premiums written                               $  22,551    $  28,928    $  92,712    $  93,358
   Decrease (increase) in deferred premium
     revenue                                              3,450       (4,031)     (11,363)     (18,064)
                                                      ---------    ---------    ---------    ---------
     Premiums earned                                     26,001       24,897       81,349       75,294
   Net investment income                                 16,344       15,274       47,277       42,762
   Net realized gains (losses) on sale of
     investments                                            101         (140)      (1,357)      (4,480)
   Assignment revenue                                      (751)      12,215        9,125       28,521
   Other income                                            (597)      (1,271)       2,588        4,940
                                                      ---------    ---------    ---------    ---------
     Total revenues                                      41,098       50,975      138,982      147,037
                                                      ---------    ---------    ---------    ---------

EXPENSES
   Losses and loss adjustment expenses                    2,071        3,837       22,699        9,223
   Policy acquisition costs                              10,617        8,915       31,127       27,022
   Profit commissions                                       230          155        1,237          711
   Other operating expenses - insurance                   5,233        3,912       14,061       12,114
                            - non-insurance              15,772       14,914       79,875       41,332
                                                      ---------    ---------    ---------    ---------
        Total expenses                                   33,923       31,733      148,999       90,402
                                                      ---------    ---------    ---------    ---------

Income (loss) from operations                             7,175       19,242      (10,017)      56,635
   Equity in net income of affiliates                     1,691        4,460       21,128       17,026
   Minority interest                                         --           --          253           --
   Foreign currency losses                                  (50)         (27)         (98)         (33)
   Interest expense                                      (4,168)      (3,070)     (12,302)      (7,998)
                                                      ---------    ---------    ---------    ---------
   Income (loss) before income taxes                      4,648       20,605       (1,036)      65,630
   Income tax (benefit) expense                         (10,924)      (1,790)     (10,880)       1,587
                                                      ---------    ---------    ---------    ---------
     Net income                                       $  15,572    $  22,395    $   9,844    $  64,043
                                                      =========    =========    =========    =========

Basic earnings per share                              $    0.41    $    0.59    $    0.26    $    1.69
                                                      =========    =========    =========    =========

Diluted earnings per share                            $    0.40    $    0.57    $    0.25    $    1.64
                                                      =========    =========    =========    =========

Basic weighted average shares outstanding                38,182       38,031       38,163       37,981
                                                      =========    =========    =========    =========

Diluted weighted average shares outstanding              38,782       39,027       38,659       39,074
                                                      =========    =========    =========    =========

            See notes to unaudited consolidated financial statements.

                      ENHANCE FINANCIAL SERVICES GROUP INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                (In thousands except share and per share amounts)
                                   (unaudited)



                                                              Outstanding Common
                                                                  Stock                 Treasury Stock
                                                         -----------------------    ----------------------
                                                                                                              Additional
                                                                                                                Paid-in
                                                           Shares        Amount      Shares       Amount        Capital
                                                           ------        ------      ------       ------        -------
Balance, December 31, 1998                               39,812,937   $    3,981    1,950,794   $  (32,586)   $  249,851
    Comprehensive income:
      Net income for the period                                  --           --           --           --            --
      Unrealized foreign currency translation
         adjustment (net of tax of $625)                         --           --           --           --            --
      Unrealized losses during the period
        (net of tax of $19,324)                                  --           --           --           --            --
      Reclassification adjustment for realized losses
         included in net income (net of tax of $1,580)           --           --           --           --            --
    Total comprehensive income                                   --           --           --           --            --
    Dividends paid ($0.18 per share)                             --           --           --           --            --
    Exercise of stock options                               183,600           18           --           --         2,083
                                                         ==========   ==========   ==========   ==========    ==========

Balance, September 30, 1999                              39,996,537   $    3,999    1,950,794   $  (32,586)   $  251,934
                                                         ==========   ==========   ==========   ==========    ==========


                                                                         Accumulated
                                                                 Other Comprehensive Income
                                                          ---------------------------------------
                                                                         Foreign
                                                                         Currency     Unrealized
                                                            Unearned    Translation     Gains        Retained
                                                          Compensation  Adjustment     (Losses)      Earnings        Total
                                                          ------------  ----------     --------      --------        -----
Balance, December 31, 1998                                $     (493)   $      714    $   22,965    $  418,214    $  662,646
    Comprehensive income:
      Net income for the period                                   --            --            --        64,043            --
      Unrealized foreign currency translation
         adjustment (net of tax of $625)                          --        (1,161)           --            --            --
      Unrealized losses during the period
        (net of tax of $19,324)                                   --            --       (32,654)           --            --
      Reclassification adjustment for realized losses
         included in net income (net of tax of $1,580)            --            21         2,912            --            --
    Total comprehensive income                                    --            --            --            --        33,161
    Dividends paid ($0.18 per share)                              --            --            --        (6,840)       (6,840)
    Exercise of stock options                                     --            --            --            --         2,101
                                                          ==========    ==========    ==========    ==========    ==========

Balance, September 30, 1999                               $     (493)   $     (426)   $   (6,777)   $  475,417    $  691,068
                                                          ==========    ==========    ==========    ==========    ==========

            See notes to unaudited consolidated financial statements.

                      ENHANCE FINANCIAL SERVICES GROUP INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                (In thousands except share and per share amounts)
                                   (unaudited)


                                                              Outstanding Common
                                                                Stock                  Treasury Stock
                                                        ----------------------     ----------------------
                                                                                                               Additional
                                                                                                                Paid-in
                                                          Shares       Amount       Shares        Amount        Capital
                                                          ------       ------       ------        ------        -------
Balance, December 31, 1999                              40,007,404   $    4,001    1,950,794   $  (32,586)    $  253,109
    Comprehensive income:
      Net income for the period                                 --           --           --           --             --
      Unrealized gains during the period
        (net of tax of $8,329)                                  --           --           --           --             --
      Reclassification adjustment for realized losses
         included in net income (net of tax $475)               --           --           --           --             --
    Total comprehensive income                                  --           --           --           --             --
    Dividends declared ($0.18 per share)                        --           --           --           --             --
    Exercise of stock options                              148,700           15           --           --          1,625
    Issuance of common shares                                1,921           --           --           --             29
                                                        ==========   ==========   ==========   ==========     ==========

Balance, September 30, 2000                             40,158,025   $    4,016    1,950,794   $  (32,586)    $  254,763
                                                        ==========   ==========   ==========   ==========     ==========


                                                                      Accumulated
                                                              Other Comprehensive Income
                                                        ---------------------------------------
                                                                         Foreign
                                                                       Currency      Unrealized
                                                          Unearned    Translation      Gains        Retained
                                                        Compensation   Adjustment     (Losses)      Earnings       Total
                                                        ------------   ----------     --------      --------       -----

Balance, December 31, 1999                              $     (493)   $   (2,207)   $  (23,235)   $  477,715    $  676,304
    Comprehensive income:
      Net income for the period                                 --            --            --         9,844            --
      Unrealized gains during the period
        (net of tax of $8,329)                                  --            --        18,987            --            --
      Reclassification adjustment for realized losses
         included in net income (net of tax $475)               --            --           882            --            --
    Total comprehensive income                                  --            --            --            --        29,713
    Dividends declared ($0.18 per share)                        --            --            --        (6,871)       (6,871)
    Exercise of stock options                                   --            --            --            --         1,640
    Issuance of common shares                                   --            --            --            --            29
                                                        ==========    ==========    ==========    ==========    ==========

Balance, September 30, 2000                             $     (493)   $   (2,207)   $   (3,366)   $  480,688    $  700,815
                                                        ==========    ==========    ==========    ==========    ==========

            See notes to unaudited consolidated financial statements.

                      ENHANCE FINANCIAL SERVICES GROUP INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (unaudited)



                                                                       Nine Months Ended September 30,
                                                                       -------------------------------
                                                                              2000         1999
                                                                              ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                $   9,844    $  64,043
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization, net                                          (3,924)      (7,286)
  Write-off of goodwill                                                       22,051           --
  Net realized losses                                                          1,357        4,480
  Equity in net income of affiliates                                         (21,128)     (17,026)
  Loss on sale of assets                                                       1,390           --
  Change in assets and liabilities:
    Premiums and other receivables                                             7,711       11,541
    Accrued interest receivable                                                5,283       (1,648)
    Accrued expenses and other liabilities                                     1,544       23,019
    Deferred policy acquisition costs                                         (7,057)     (14,994)
    Deferred premium revenue, net                                             11,363       18,063
    Accrued profit commissions                                                   260         (128)
    Losses and loss adjustment expenses, net                                  13,940        4,334
    Payable to (receivable from) affiliates                                    5,084      (25,632)
    Payable for securities                                                        --       17,870
    Other assets                                                              (1,221)     (34,027)
    Income taxes, net                                                        (21,960)      (1,625)
                                                                           ---------    ---------
Net cash provided by operating activities                                     24,537       40,984
                                                                           ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                                             (687)      (4,368)
 Proceeds from sales and maturities of investments                           251,585      273,968
 Purchase of investments                                                    (266,352)    (350,927)
 Purchase of partnership interests                                                --      (13,720)
 (Purchases) sales of short-term investments, net                            (52,793)       4,570
 Other, net                                                                     (119)          --
 Investment in affiliates                                                    (14,700)      (2,497)
                                                                           ---------    ---------
 Net cash used in investing activities                                       (83,066)     (92,974)
                                                                           ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Capital stock                                                                 1,670        2,101
 Short-term debt                                                              60,441       51,660
 Dividends paid                                                               (4,578)      (4,557)
                                                                           ---------    ---------
Net cash provided by financing activities                                     57,533       49,204
                                                                           ---------    ---------
Net change in cash and cash equivalents                                         (996)      (2,786)
 Cash and cash equivalents, beginning of period                                2,558        5,542
                                                                           ---------    ---------
Cash and cash equivalents, end of period                                   $   1,562    $   2,756
                                                                                        =========


SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH TRANSACTIONS:                               September 30, 2000
                                                                                        ------------------

Sale of interest in investment in affiliate including accrued interest                  $  3,954
                                                                                        ========
Consideration received - note receivable                                                $  3,954
                                                                                        ========

            See notes to unaudited consolidated financial statements.

                      ENHANCE FINANCIAL SERVICES GROUP INC.
                                AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

1. BASIS OF PRESENTATION - MERGER AGREEMENT

         BASIS OF PRESENTATION:

         The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q under Rules and Regulations of the Securities and Exchange Commission and do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report on Form 10-K/A for the year ended December 31, 1999 (the "1999 Form 10-K/A") of Enhance Financial Services Group Inc. ("Enhance Financial").

         The accompanying unaudited consolidated financial statements have not been audited by independent auditors in accordance with generally accepted auditing standards. However, in the opinion of management, such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position and results of operations of Enhance Financial and its subsidiaries (collectively the "Company"). The results of operations for the nine months ended September 30, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000.

         Certain of the 1999 amounts have been reclassified to conform to the current period(s) presentation.


         MERGER AGREEMENT:

         On November 13, 2000, Enhance Financial and Radian Group Inc. ("Radian") entered into an agreement (the "Merger Agreement') providing for the merger (the "Merger") of Enhance Financial with a wholly owned subsidiary of Radian. The Merger Agreement provides for Enhance Financial shareholders at the effective time of the Merger to receive .22 share of Radian common stock for each share of Enhance Financial common stock owned by them. Consummation of the Merger is subject to the satisfaction by each party of several conditions, including the approval of Enhance Financial and Radian shareholders, for which special meetings of shareholders are to be called as soon as practicable.

         The board of directors voted unanimously at a meeting held November 12, 2000 to approve the Merger and to recommend its approval to shareholders. At that meeting, the board received the opinion of Morgan Stanley Dean Witter & Company ("Morgan Stanley") that the Merger price was fair to the Enhance Financial shareholders from an economic point of view.

         Enhance Financial's entry into the Merger Agreement was the culmination of its efforts, for which it had retained Morgan Stanley in February 2000 to assist it, to identify and review strategic options to increase shareholder value.

         Radian provides private mortgage insurance coverage in the United States on residential mortgage loans.

         The closing prices of Enhance Financial common stock and Radian common stock on November 13, 2000, the last trading day prior to the announcement of the execution of the Merger Agreement, were$13-13/16 and $64-3/16, respectively.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

         The Merger Agreement requires that Enhance Financial pay Radian a "break-up fee" of $20.0 million if the Enhance Financial board of directors withdraws its recommendation to shareholders that they approve the transaction, the shareholders fail to approve the transaction and the Company is sold to another party within twelve months thereafter (which fee increases to $25.0 million if the Company is sold to any of certain specified competitors of Radian). In addition, if Radian terminates the Merger Agreement for any of certain other specified reasons as permitted by the Merger Agreement, Radian will be entitled to reimbursement of its expenses in the transaction up to $5.0 million.

         On September 28, 2000, Enhance Financial and Residential Funding Corporation ("GMAC-RFC") had entered into an agreement providing for the sale to GMAC-RFC of Enhance Financial's wholly owned partnership (the "Partnership") which, in turn, holds a 46% interest in Credit-Based Asset Servicing and Securitization LLC ("C-BASS") and REMIC interests in securitizations. Enhance Financial and GMAC-RFC are each permitted to terminate the agreement if Enhance Financial enters into another agreement providing for the sale by Enhance Financial of the Partnership (including through the sale of the Company as an entirety) to another party. Enhance Financial is required to pay GMAC-RFC a "break-up fee" of $4 million if either party tenders a notice of termination prior to consummation of the sale. Pursuant to the terms of the Merger Agreement, Enhance Financial is required to provide such notice prior to the consummation of the Merger.

         Under the Merger Agreement, if the merger does not take place because necessary conditions (including shareholder approvals) are not fulfilled by June 30, 2001, because of a breach by Radian or under similar circumstances, the Company can require Radian to purchase the Company's 46% interest in C-BASS for a purchase price equal to 90% of the consideration GMAC-RFC would have been required to pay for the Partnership (approximately $90 million).

         The Company has realized approximately $24.8 million of tax benefits relating to REMIC residuals owned by the Partnership. If the Company sells those REMIC residuals or the Partnership, the Company will be subject to taxes which could be as much as $24.8 million, essentially as a recapture of that amount of the tax benefits it has received. If the merger does not take place, the Company would likely sell C-BASS, directly or by selling the Partnership. Because the sale contemplated by the Merger Agreement would be of C-BASS, not of the Partnership, it should not result in a tax related to the REMIC residuals. However, a sale of the Company's interest in C-BASS may require consents from other owners of interests in C-BASS, which would not be required if the Company sold the Partnership. Therefore, it is possible the only way the Company would be able to sell its interest in C-BASS would be by selling the Partnership. A sale of the Partnership would result in the taxes of as much as $24.8 million related to the REMIC residuals.

         The Merger Agreement was the result of the Company's efforts, commenced in February 2000, to identify and review strategic options to increase shareholder value. These efforts were, in turn, partly an outgrowth of a decision by Moody's Investor Service, Inc. ("Moody's) in August 1999 to downgrade the senior long term debt rating of Enhance Financial from Aa3 to A2 and the insurance financial strength rating of Enhance Financial's largest insurance subsidiary, Enhance Reinsurance Company ("Enhance Re"), from Aaa to Aa2. In February 2000, Moody's placed such debt and insurance financial strength ratings under review for possible further downgrade. It is possible that Moody's or the Company's other rating agencies may further downgrade Enhance Financial's long term debt rating and the financial strength rating of Enhance Re. See Note 13 of Notes to Consolidated Financial Statements in the 1999 Form 10-K/A for related issues and potential consequences as the foregoing may relate to the Company's reinsurance contracts. The Company is continuing to address its liquidity shortage, and its ability to meet its debt obligations and commitments pending consummation of the Merger. See Notes 7 and 8 regarding issues related to two non-insurance subsidiaries of Enhance Financial. Pending consummation of the Merger, the financial flexibility of the Company is limited.

2. DIVIDENDS DECLARED

         In the first nine months of 2000, Enhance Financial declared cash dividends of $.18 per share totaling $6,870,693. As a result of the net loss incurred in the second quarter 2000, the Company was prohibited by the terms of its bank credit agreement from declaring and paying a dividend to its shareholders for the third quarter 2000 and is similarly constrained with respect to a fourth quarter 2000 dividend. The dividend in the third quarter of $2,292,523 was accrued during the third quarter and subsequently paid in October 2000 after the Company obtained a waiver from its bank lenders therefor. However, the Company does not anticipate requesting a waiver from the bank lenders to pay a dividend to its shareholders for the fourth quarter 2000.

3. COMMON STOCK

         During the first nine months of 2000, Enhance Financial made no common stock purchases.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

4. COMPREHENSIVE INCOME

         Comprehensive income for the three months and nine months ended September 30, 2000 and 1999 is shown in the table below (in millions). Other comprehensive income consists of unrealized gains and losses on available for sale securities, foreign currency translation adjustments and unearned compensation.

                                          Three-months ended   Nine-months ended
                                             September 30,       September 30,
--------------------------------------------------------------------------------
                                              2000     1999     2000     1999
--------------------------------------------------------------------------------

Net income                                  $  15.5  $  22.4  $   9.8  $  64.0
Other comprehensive income:
Increase (decrease) in unrealized
   appreciation of investments                  9.7    (18.0)    27.3    (51.9)
     Applicable income taxes                   (3.3)     7.4     (8.3)    19.3
Reclassification adjustments for realized
   (gains) losses in net income                (0.1)     0.2      1.4      4.5
     Applicable income taxes                    0.1     (0.1)    (0.5)    (1.6)
Foreign currency translation losses:           --       --       --       (1.7)
     Applicable income taxes                   --       --       --        0.6
                                            ------------------------------------
Comprehensive income                        $  21.9  $  11.9  $  29.7  $  33.2
                                            ====================================

5. INCOME TAXES

         The Company files a consolidated federal income tax return with its includable subsidiaries. Subject to the provisions of a tax sharing agreement, income tax allocation is based upon separate return calculations.

         The Company has not recorded a deferred federal tax liability for the nine-month periods ended September 30, 2000 and September 30, 1999 of $10.5 million (aggregate $24.9 million for the nine months ended September 30, 2000 and $14.4 million for the nine months ended September 30, 1999), respectively, for the tax benefits associated with the Company's investment in a portfolio of residual mortgage-backed securities that consist of residual interests in real estate mortgage investment conduits ("REMICs") acquired in April 1999 because the Company believes that the tax law provides a means, through the use of a tax strategy, by which income tax benefits associated with this portfolio will not result in future tax obligations, and the Company intends to use such means.

         For the nine-month period ended September 30, 2000, the Company realized $10.5 million of tax benefits and $0.3 million of investment income from the portfolio of REMICs.

         For the nine-month period ended September 30, 2000, the Company realized tax benefits of $10.9 million on a loss of $1.0 million. The tax benefit includes $10.5 million realized from the REMICs. The effective tax rate would have been 36.7% excluding the REMIC benefit.

         For the comparable period of 1999, the Company had an effective tax rate of 2.4%, which included $14.4 million of tax benefits realized from REMICs. The effective rate would have been 24.4% excluding the REMIC benefit.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

         As discussed in Note 6 of Notes to Consolidated Financial Statements in the 1999 Form 10-K/A, one of the prior owners of the REMICs was audited by the Internal Revenue Service ("IRS") for taxable years during which such owner owned the REMICs. Upon completion of that audit, the IRS determined that certain tax strategies adopted by the prior owner with respect to the REMICs were improper and should be disallowed. The prior owner disputed the IRS's determination and filed suit in the United State Tax Court to overturn the IRS's audit adjustments relating to the REMICs. In August 2000, the prior owner and the IRS reached a settlement in their Tax Court litigation and the Tax Court entered a series of stipulated decisions regarding the settlement. The stipulated decisions appear to be a concession by the IRS of the incorrectness of its audit determination that certain tax strategies adopted by the prior owner with respect to the REMICs were improper and should be disallowed. After reviewing the stipulated decisions, the Company's counsel has advised the Company that, at the present time, it is not appropriate to conclude that the settlement or any potential future IRS action will affect the Company's ability to realize the expected tax benefits associated with the REMICs. Nonetheless, given the private nature of the settlement, the lack of clarity regarding the basis for the settlement, and the uncertainties regarding the IRS's potential future action, there can be no complete assurance that the settlement or any potential future IRS action will not have a material adverse effect on the tax benefits that the Company expects to realize from the REMICs.


6. NEW ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities," which becomes effective for the Company January 1, 2001. This pronouncement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company will be required to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for a change in fair value of a derivative in earnings or other comprehensive income will depend on the intended use of the derivative and the resulting designation. The Company is currently reviewing the impact of the implementation of SFAS No. 133 on its financial statements.

         In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" which superceded SFAS No. 125. With respect to certain disclosure requirements, SFAS No. 140 is effective subsequent to December 15, 2000, with full compliance for its requirements by April 2001.

         SFAS No. 140 provides among other disclosure requirements, rules relating to Special Purpose Entities. The Company is currently reviewing the impact of the implementation of SFAS No. 140 on its financial statements.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

7. SINGER ASSET FINANCE COMPANY, L.L.C. ("SINGER")/ENHANCE LIFE BENEFITS LLC ("ELB")

         As part of its review of strategic alternatives, the Company assessed the continuing value or impairment of goodwill recorded at approximately $22.1 million as of June 30, 2000, attributable to its wholly owned subsidiaries, Singer and ELB. The strategic analysis, which was performed by an investment banking firm, established that there is negligible investor interest in purchasing these companies and that it is unlikely that the Company would recover at minimum its recorded goodwill. In conjunction with this assessment, the Company also completed a long-term cash flow analysis. Additionally, Singer and ELB have continued to incur losses and generate negative cash flows throughout the first nine months of 2000. Accordingly, the Company determined as of June 30, 2000 that the entire recorded value of goodwill has been impaired and should be charged off, which charges has been included in non-insurance operating expenses.

         The Company is finalizing a plan to wind down, sell or otherwise dispose of the Singer and ELB business activities, operations and assets while meeting Singer's and ELB's servicing and financial obligations. A provision of $7.5 million has been recorded at September 30, 2000 to reflect severance and termination costs and other related wind-down costs, which charge has been included in non-insurance operating expenses. Additionally in October 2000, the Company sold certain assets and intangibles of ELB and has recorded an estimated loss of $1.4 million, which charge has been included in non-insurance operating expenses). As the Company continues to finalize this plan, it may incur further restructuring charges.

         The Company is also analyzing and evaluating those of its obligations that may remain in the event of run-off. This process includes the analysis and evaluation of the fixed and contingent exposures of Enhance Financial, Singer, ELB and the Company's non-consolidated entities (i.e. trusts and other special purpose entities) under servicing agreements, debt obligations and credit agreements. Enhance Financial has provided performance guarantees (in some cases with a direct performance obligation) to the respective lenders on behalf of Singer, ELB and related trusts, special purpose companies, etc. which were formed in conjunction with a number of securitizations. The guarantees relate to Singer and ELB's roles as originators and/or servicers of the securitized assets. Additionally, Enhance Financial has provided other forms of programmatic support, including the down-stream funding of tax credits related to the securitization of assignable state lottery awards and the guarantee of certain interest rate swap transactions entered into in connection with a number of the securitizations and to hedge interest rate risk to assets in the pipeline. In addition, Enhance Financial has indemnified many of Singer's and ELB's lenders against non-credit-related losses resulting from any breach of Singer's or ELB's representations, warranties or covenants.

         Enhance Financial will be responsible for servicing, in some cases for 15 years or longer, permanently financed securitized assets originated by Singer and ELB having an aggregate value of approximately $590.0 million and an additional $158.0 million currently placed in warehouse lines maturing before the end of 2000. In connection with Singer's lottery servicing obligations, related cash liquidity reserves of the Company totaling $7.5 million at September 30, 2000, which, while not pledged as credit support with respect to the assets, are at risk in the event of an uncured default by Singer or Enhance Financial.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

         Enhance Financial is obligated to fund federal and state tax credits related to lottery payments, either which Enhance Financial utilizes in connection with its tax obligations or for which Enhance Financial applies for refunds, through 2016 as follows (in millions):


    Year              Tax Credits
    ----              -----------
    2000              $25.2 ($17.9 funded through September 30)
    2001               25.2
    2002               24.5
    2003               23.0
    2004               21.7
    Thereafter        138.8

         At September 30, 2000, Enhance Financial has guaranteed Singer's performance under interest rate swap agreements with a notional amount of $40.0 million. The fair market value of these swaps was approximately $(261,000). Deferred hedge losses as of September 30, 2000 totaled approximately $655,000. Offsetting this liability was approximately $43.0 million of lottery receivables residing in the pipeline or in an off-balance sheet warehouse.

         At September 30, 2000, Singer has arranged for approximately $158.0 million of over-collateralized debt, financed through two off-balance sheet warehouse lines, secured by assets held by non-consolidated entities. The financings mature on December 29 and 30, 2000. Should the respective lenders elect not to renew the facilities, it will be necessary for the Company to refinance or sell the assets. In the event of default, the Company is exposed to the potential loss of its equity of approximately $21.9 million and the reversal of gains previously recognized of approximately $13.0 million. Additionally, if the Company reacquires these assets, they would be subject to current mark-to-market adjustments. Also, Singer has arranged for approximately $590.0 million of off-balance sheet collateralized permanent financing, secured by assets held by the non-consolidated entities.

         At September 30, 2000, Singer is obligated to purchase approximately $21.0 million of lottery assets and $4.2 of structured settlements, at prices that approximate their market value and are substantially protected by hedge agreements.

         On August 10, 2000, the Company entered into a letter of intent with certain members of Singer's management for the sale of certain of Singer's off-balance sheet assets, including its pipeline of lottery and structured settlement transactions and certain intangibles. Although the letter has expired, the Company continues to negotiate the terms of such sale.

8. INVESTMENT IN NEW SUBSIDIARY

         In April 2000 Enhance Financial acquired a convertible preferred stock representing a majority equity interest in Credit2B.com Inc. ("Credit2B"), a newly formed corporation, in return for cash and future capital commitments aggregating $14.0 million. Through September 30, 2000, Enhance Financial has funded $3.4 million of the $14.0 million commitment. Additionally, in October 2000 Enhance Financial funded an additional $2.7 million.

         The goal of Credit2B is to facilitate business trade credit on the Internet. It seeks to integrate data, analytics, scoring, and financial alternatives for business-to-business exchanges and web sellers to approve transactions and to offload risk in real time. Credit2B and Enhance Financial have entered into employment agreements with several of Credit2B's officers (including its President and Chief Executive Officer and its Chief Operating Officer), which provide base and incentive compensation of approximately $3.3 million per annum ($1.7 million of which is attributable to the aforementioned two officers). Each such agreement is cancelable upon 30 days notice by either party.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

         Enhance Financial currently intends to divest itself of its ownership of its stock in Credit2B prior to the end of 2000 and obtain value for Enhance Financial's shareholders. Accordingly, the Company at September 30, 2000 has accounted for its investment in Credit2B on the equity method of accounting notwithstanding that Enhance Financial's designees compose a majority of the Credit2B board of directors resulting in Enhance Financial having effective voting control of Credit2B. Enhance Financial's ability to complete its divestiture of Credit2B is subject to the current market-related uncertainties affecting the Internet businesses in general.

         Credit2B incurred a net loss for the period April 17, 2000 (date of inception) to September 30, 2000 of $2.9 million, of which Enhance Financial's share is $2.5 million ($2.1 million for the three-month period ended September 30, 2000).

9. RESTRUCTURING AND SHUTDOWN EXPENSES

         In September 2000, the Company determined to place Singer into wind-down and incurred $7.5 million for severance and related shutdown costs. See Note 7 for additional information regarding the October 2000 sale of certain assets of ELB.

         In May 2000, the Company ceased operations of its New Products and Ventures Group and incurred $2.9 million for severance and related shutdown costs.

         In May 2000, the Company transferred its entire equity interests in AGS Financial Group LLC , the entity that conducted a significant portion of the Company's South American operations, to the Company's partners (who constituted senior management of the enterprise) for nominal consideration. In connection with such transaction, the Company recognized a loss of $1.3 million.


10. LOSS RESERVE - CREDITRUST EXPOSURE

         The Company insured three securitization transactions in 1998 for special purpose subsidiaries of Creditrust Corporation ("Creditrust"), which has since filed for protection under the bankruptcy laws. In each case the Company insured notes issued by the special purpose vehicle and secured by pledges of receivables from pools of charged-off credit card obligations. The Company has concluded that the proceeds of the pledged receivables will likely be insufficient to satisfy the timely payment of the insured notes in two of those transactions and has, accordingly, established the indicated case-basis reserves aggregating $4.0 million of which $1.0 million has been charged to current earnings. In addition, the Company has received information alleging that certain of the data that Creditrust conveyed to the Company upon which the Company relied to gauge collection performance in the insured transactions for which reserves have been established had been altered and was therefore unreliable. Primarily as a result of these allegations, the Company filed a motion in Creditrust's bankruptcy proceeding seeking the appointment of a trustee to manage Creditrust's affairs.

         The Company believes the reserve amounts to be reasonable based on the information it currently has concerning the performance of the respective pools. The Company will continue to monitor these transactions closely for fluctuations in pool performance. See Note 13 for additional information regarding the litigation with Creditrust.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

11. SEGMENT REPORTING

         The Company has two reportable segments: insurance and asset-based businesses. The insurance segment provides credit-related insurance coverage to meet the needs of customers in a wide variety of domestic and international markets. The Company's largest insurance business is the provision of reinsurance to the monoline primary financial guaranty insurers for both municipal bonds and non-municipal obligations. The Company also provides trade credit reinsurance, financial responsibility bonds, excess-SIPC insurance and direct financial guaranty insurance. The asset-based businesses segment deals primarily with credit-based servicing and securitization of assets in underserved markets, in particular, the origination, purchase, servicing and securitization of special assets, including lottery awards, structured settlement payments, sub-performing/non-performing and seller financed residential mortgages and delinquent consumer assets. The Company's reportable segments are strategic business units, which are managed separately as each business requires different marketing and sales expertise.

         The Company evaluates performance based on net income. Summarized financial information concerning the Company's operating segments is presented in the following tables:

In thousands
                                                              September 30, 2000
                                                              ------------------

                                                    Insurance           Asset-based            Total
                                                    ---------           -----------            -----

Revenues from external customers                      $82,607             $ 10,455             $93,062
Net investment income                                  46,995                  282              47,277
Net income (loss)                                      37,235              (27,391)              9,844
Segment assets                                      1,098,470              455,162           1,553,632



                                                              September 30, 1999
                                                              ------------------
In thousands
                                                    Insurance           Asset-based            Total
                                                    ---------           -----------            -----
Revenues from external customers                      $75,601             $ 33,154          $  108,755
Net investment income                                  42,762                   --              42,762
Net income                                             51,020               13,023              64,043
Segment assets                                      1,213,998              220,865           1,434,863


         The following are reconciliations of reportable segment revenues and profit to Enhance Financial's consolidated totals:



In Thousands                                                              September 30,
                                                                          -------------
                                                                       2000         1999
                                                                       ----         ----
REVENUES

Total revenues from external customers for reportable segments       $ 93,062     $ 108,755

Net investment income for reportable segments                          47,277        42,762

Realized losses                                                        (1,357)       (4,480)
                                                                    ---------     ---------

     Total consolidated revenues                                    $ 138,982     $ 147,037
                                                                    =========     =========


              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

12. LITIGATION

         Creditrust and its president filed a complaint against Enhance Financial and its wholly owned subsidiary, Asset Guaranty Insurance Company ("Asset Guaranty") on April 4, 2000 in the United States District Court for the District of Maryland alleging that a senior employee of Enhance Financial had posted messages on an internet message board containing derogatory, false, misleading, and/or confidential information regarding Creditrust, in violation of various state and federal common law and statutory duties. This alleged misconduct would have been unauthorized and contrary to Company policy. The employee identified in the lawsuit is no longer employed by the Company. Nonetheless, the complaint alleges that the message board activity was undertaken on behalf of the Company to further its competitive interests. On May 9, 2000, Enhance Financial and Asset Guaranty filed a motion to dismiss the complaint, which has not yet been argued or decided.

         On October 19, 2000, Enhance Financial and Asset Guaranty entered into a settlement agreement with Creditrust and its president, which provides for dismissal with prejudice of the complaint against Enhance Financial and Asset Guaranty with no payment of money by Enhance Financial or Asset Guaranty (the "Settlement Agreement"). The Settlement Agreement was reached as part of a global resolution of claims between and among parties including Enhance Financial and Asset Guaranty and Creditrust and its president, which included the claims brought by Asset Guaranty against Creditrust in Creditrust's bankruptcy proceeding. The Settlement Agreement is subject to approval by the Bankruptcy Court, and it will not become effective, and the complaint against Enhance Financial and Asset Guaranty will not be dismissed (although it is currently stayed) unless and until the Bankruptcy Court approves a plan of reorganization filed by Creditrust, which incorporates the terms of the Settlement Agreement. The settlement is also subject to certain other contingencies, which may or may not be satisfied.

         In November 2000, the Official Committee of Unsecured Creditors of Creditrust filed objections to the Settlement Agreement and a plan of organization in connection with the Creditrust bankruptcy that does not contemplate implementation of the Settlement Agreement, and Wells Fargo Bank Minnesota, N.A., as trustee, filed certain objections to the plan of reorganization filed by Creditrust.

         Even if the Settlement Agreement does not become effective and the motion to dismiss is not granted, in whole or in part, the Company believes that Creditrust's claims against the Enhance Financial and Asset Guaranty are not well founded and that the outcome of this litigation will not be material to the Company's business.

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Board of Directors and Shareholders of Enhance Financial Services Group Inc.
New York, NY 10017

We have reviewed the accompanying consolidated balance sheet of Enhance Financial Services Group Inc. and subsidiaries (the "Company") as of September 30, 2000, and the related consolidated statements of income for the three-month and nine-month periods ended September 30, 2000 and 1999 and the consolidated statements of shareholders' equity and cash flows for the nine-month periods ended September 30, 2000 and 1999. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of the Company as of December 31, 1999, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended (not presented herein); and in our report dated March 27, 2000, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1999 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


/s/ DELOITTE & TOUCHE LLP
New York, New York
November 17, 2000